Exhibit 99.1

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT

Dated as of December 22, 2006

AMENDMENT NO. 5 TO THE CREDIT AGREEMENT (this “Amendment”) among SOLO CUP COMPANY, a Delaware corporation (the “Borrower”), SOLO CUP INVESTMENT CORPORATION, a Delaware corporation (“Holdings”), the banks, financial institutions and other institutional lenders party to the Credit Agreement referred to below from time to time (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS:

(1) WHEREAS, the Borrower, Holdings, the Lenders, CITICORP NORTH AMERICA, INC., as syndication agent, HARRIS TRUST AND SAVINGS BANK, as documentation agent and as an L/C Issuer and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender and as an L/C Issuer have entered into a Credit Agreement dated as of February 27, 2004 (such Credit Agreement, as amended, supplemented or otherwise modified up to but not including the date hereof, the “Credit Agreement”; capitalized terms not otherwise defined in this Amendment will have the same meanings as specified in the Credit Agreement);

(2) WHEREAS, the Lenders have agreed, subject to the terms and conditions hereinafter set forth, to amend the Credit Agreement in certain respects as set forth below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Amendments to Credit Agreement. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2, hereby amended as follows:

(a) Section 1.01 of the Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:

“Additional Second Lien Loans” means the additional term loans made under the Second Lien Facility on the Amendment No. 5 Effective Date in an amount not to exceed $50,000,000.

“Amendment No. 5” means the Amendment No. 5 to this Agreement, dated as of December __, 2006, among the Borrower, Holdings, the Administrative Agent and the Lenders party thereto.

“Amendment No. 5 Effective Date” has the meaning specified in Section 2 of Amendment No. 5.

“Consolidated Senior Leverage Ratio” means, as of any date of determination, the ratio of (a) Senior Debt as of such date to (b) Consolidated EBITDA for the most recently completed Measurement Period. If during any period for which Consolidated EBITDA is being determined, the Borrower or any Subsidiary shall have consummated any Disposition or any Investment permitted under Section 7.03(n) that involves the payment of aggregate consideration of $20,000,000 or more, and, in the case of such Investment, to the extent that the entity or assets so acquired have not been sold, transferred or otherwise disposed of during the

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applicable period, then, for purposes of this definition, Consolidated EBITDA shall be determined on a pro forma basis as if such Investment or Disposition had been made or consummated on the first day of such period.

“Senior Debt” shall mean all Average Total Debt other than any such Indebtedness that by its terms is expressly subordinated to the Obligations on terms satisfactory to the Administrative Agent.

(b) Section 1.01 of the Credit Agreement is hereby further amended as follows:

(i) By amending and restating the definition of “Applicable Rate” in its entirety to read in full as follows:

“Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term B1 Loans, (A) for Eurodollar Rate Loans, 3.50% and (B) for Base Rate Loans, 2.50%; and

(b) with respect to Revolving Credit Loans and Letters of Credit, the following percentages per annum, based upon the Consolidated Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Pricing Level	Consolidated Leverage Ratio	Eurodollar Rate and Letters of Credit	Base Rate
1	<4.50:1.00	2.75%	1.75%
2	> 4.50:1.00 but <5.00:100	3.00%	2.00%
3	>5.00:1.00 but <5.50:100	3.25%	2.25%
4	>5.50:1.00	3.50%	2.50%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then Pricing Level 4 with respect to Revolving Credit Loans shall apply as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered until such time as a Compliance Certificate is delivered, whereupon the Applicable Rate shall be based upon the Consolidated Leverage Ratio set forth in such Compliance Certificate. The Applicable Rate in effect on the Amendment No. 5 Effective Date before and after giving effect to Amendment No. 5 will be determined based upon Pricing Level 4.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).”

(ii) By amending and restating the definition of “Consolidated EBITDA” in its entirety to read in full as follows:

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“Consolidated EBITDA” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for such period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges for such period, (ii) the provision for federal, state, local and foreign income taxes payable by the Borrower and its Subsidiaries for such period, (iii) the amount of depreciation and amortization expense, (iv) all non-cash impairment charges (to the extent not captured in amortization), (v) all underfunded pension expenses to the extent constituting non-cash charges, (vi) other non-cash non-recurring expenses of the Borrower and its Subsidiaries which do not represent a cash item in such period or any future period, (vii) non-cash expenses resulting from the grant of stock and stock options and other compensation to management personnel of the Borrower and its Subsidiaries pursuant to a written plan or agreement or the treatment of such options under variable plan accounting, (viii) fees, expenses or charges related to the transactions contemplated by the amendments to this Agreement and the Second Lien Credit Agreement on the Amendment No. 5 Effective Date (including costs and expenses of outside advisors to the Administrative Agent and its counsel), (ix) all non–cash expenses attributable to minority interests in Subsidiaries, and (x) losses from sales of assets and foreign currency translations, and minus (b)(i) gains from sales of assets and foreign currency translations to the extent included in calculating such Consolidated Net Income for such period, (ii) interest income to the extent included in calculating such Consolidated Net Income for such period and (iii) all non-cash items increasing Consolidated Net Income for such period; provided that notwithstanding the foregoing, (i) Consolidated EBITDA for the first three fiscal quarters of 2006 will be deemed to be $21,675,021 for the first fiscal quarter of 2006; $43,473,251 for the second fiscal quarter of 2006; and $35,805,728 for the third fiscal quarter of 2006, and (ii) Consolidated EBITDA for the fourth fiscal quarter of 2006 of the Borrower shall be adjusted to exclude (to extent incurred during such period) expenses incurred in connection with the SAP implementation, severance costs, post-acquisition legal expenses and non-recurring professional fees and charges in an aggregate amount not to exceed $6,562,490.”

(iii) By adding at the end of the definition of “Consolidated Interest Coverage Ratio” the following:

“If during any period for which Consolidated Interest Charges are being determined, the Borrower or any Subsidiary shall have consummated any Disposition or any Investment permitted under Section 7.03(n) that involves the payment of aggregate consideration of $20,000,000 or more, then, for purposes of this definition, Consolidated Interest Charges shall be determined on a pro forma basis as if such Disposition or Investment had been consummated on the first day of such period.”

(iv) By adding at the end of the definition of “Consolidated Leverage Ratio” the following:

“If during any period for which Consolidated EBITDA is being determined, the Borrower or any Subsidiary shall have consummated any Disposition or any Investment permitted under Section 7.03(n) that involves the payment of aggregate consideration of $20,000,000 or more, and, in the case of such Investment, to the extent that the entity or assets so acquired have not been sold, transferred or otherwise disposed of during the applicable period, then, for purposes of this definition, Consolidated EBITDA shall be determined on a pro forma basis as if such Investment or Disposition had been made or consummated on the first day of such period.”

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(v) By amending and restating the definition of “Permitted Sale and Leaseback Transactions” in its entirety to read in full as follows:

““Permitted Sale and Leaseback Transactions” means with respect to Holdings or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby Holdings or such Subsidiary shall sell or transfer any of the property or assets of Holdings and its Subsidiaries and thereafter enter into a long-term contract to rent or lease such property or assets that it intends to use for the same purpose or purposes as such property or assets being sold or transferred; provided that any rent or lease obligation with respect thereto shall not constitute a Capitalized Lease Obligation, Synthetic Lease Obligation or Indebtedness.”

(c) Article II of the Credit Agreement is hereby further amended by amending and restating clause (b)(ii) of Section 2.05 in its entirety to read in full as follows:

“(ii) if Holdings or any of its Subsidiaries

(x) Disposes of any properties or assets in connection with a Permitted Sale and Leaseback Transaction, or

(y) Disposes of any properties or assets (other than any Disposition of properties or assets in connection with a Permitted Sale and Leaseback Transaction or any Disposition of any properties or assets permitted by Section 7.05(a), (b)(i), (c), (d), (e), (g), (i), (k), (m) and (p)) which in the aggregate results in the realization by Holdings and its Subsidiaries during any fiscal year of Net Cash Proceeds (determined as of the date of receipt) in excess of $10,000,000 (the “Initial Threshold”) in the aggregate the Borrower shall prepay an aggregate principal amount of Loans equal to 100% of the amount of all such Net Cash Proceeds promptly (but in any case within (i) sixty Business Days with respect to any Disposition described above for which the Net Cash Proceeds equal less than $1,000,000 and (ii) ten Business Days for all other such Dispositions) after receipt thereof by Holdings or such Subsidiary; provided, that notwithstanding the foregoing, at the request of the Borrower, any Net Cash Proceeds from any Permitted Sale and Leaseback Transaction may be used to prepay the Second Lien Facility rather than any Loans hereunder, so long as (x) before and after giving effect to such prepayment no Default or Event of Default shall have occurred and be continuing and (y) in the case of Permitted Sale and Leaseback Transactions consummated after September 30, 2007, on the date of such prepayment, after giving pro forma effect thereto, the Consolidated Leverage Ratio shall be less than 5.00:1.00; provided further that if, at the time any Permitted Sale and Leaseback Transaction is Consummated, the Borrower determines that the Attributable Debt (as defined in the Senior Subordinated Notes Indenture) related to such Permitted Sale and Leaseback Transaction is being incurred pursuant to Section 4.09(a) of the Senior Subordinated Notes Indenture, then the Borrower hereby agrees to prepay the Loans hereunder with the Net Cash Proceeds from such Permitted Sale and Leaseback Transaction rather than the Second Lien Facility until the Loans hereunder are paid in full.”

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(d) Article II the Credit Agreement is hereby further amended by adding a new proviso at the end of Section 2.05(b)(iv) to read as follows:

“; provided further that the Net Cash Proceeds of the Additional Second Lien Loans shall be applied to repay the Revolving Credit Loans in accordance with Section 2.05(c) without a corresponding permanent reduction in the Revolving Credit Commitments”.

(e) Article II of the Credit Agreement is hereby further amended by amending and restating subsection (c) of Section 2.05 to read in full as follows:

“(c) Anything contained in this Section 2.05 to the contrary notwithstanding, any prepayment of Term B1 Loans pursuant to Section 2.05(a) effected on or before the date that is one year after the Amendment No. 5 Effective Date with the proceeds of a substantially concurrent incurrence of additional Term B1 Loans (or other loans having substantially similar terms as the Term B1 Loans) under this Agreement shall be accompanied by a prepayment premium equal to 1.00% of the aggregate principal amount of such prepayment if, immediately prior to such prepayment, the Applicable Rate in effect with respect to the Term B1 Loans exceeds the Applicable Rate in effect with respect to such additional Term B1 Loans.”

(f) Article II of the Credit Agreement is hereby further amended by adding to the heading of Section 2.10 the following words immediately before the period:

“; Retroactive Adjustments of Applicable Rate”.

(g) Article II of the Credit Agreement is hereby further amended by adding the subsection reference “(a)” at the beginning of the first paragraph of Section 2.10 and by adding a new subsection (b) to read in full as follows:

“(b) If at any time after the Amendment No. 5 Effective Date with respect to the audited or unaudited financial statements of the Borrower of the type that are required to be filed with the SEC by a company under the Securities and Exchange Act of 1934, as amended, either (x) there is a restatement of any of such statements or (y) a restatement of any of such statements would be required by GAAP, and as a result of (x) or (y) the Borrower determines, or it is determined pursuant to a final non appealable judgment of a court of competent jurisdiction, that (i) the Consolidated Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Leverage Ratio would have resulted in different pricing for any period, then (A) if the proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for such period, the Borrower shall automatically and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders, promptly on demand by the Administrative Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (B) if the proper calculation of the Consolidated Leverage Ratio would have resulted in lower pricing for such period, the Lenders shall have no obligation to repay any interest or fees to the Borrower; provided that if, as a result of any such restatement or required restatement a proper calculation of the Consolidated Leverage Ratio would have resulted in higher pricing for one or more periods and lower pricing for one or more other periods (as a result of the shifting of income or expenses from one period to another period or for any similar reason), then the amount payable by the Borrower pursuant to clause (A) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods. The Borrower agrees to promptly, but in any event within 10 days, notify the Administrative Agent upon making a determination to undertake a restatement referred to in

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clause (x) or upon being advised by its independent certified public accountants that clause (y) applies to any of such financial statements of the Borrower.”

(h) Article VI of the Credit Agreement is hereby amended by amending and restating subsection 6.01(e) in its entirety to read as follows:

“(e) on January 3, 2007, and every two weeks thereafter so long as the Consolidated Leverage Ratio of the Borrower is greater than 4.50:1.00, a liquidity forecast for the Borrower and its Subsidiaries for the next 13 week period in form and substance satisfactory to the Administrative Agent; provided it is understood that the form of liquidity forecast currently prepared by the Borrower and delivered to the Administrative Agent prior to October 6, 2006 is satisfactory to the Administrative Agent.”

(i) Article VI of the Credit Agreement is hereby amended by redesignating subsections (c) through (i) of Section 6.02 as subsections (d) through (j) respectively, by deleting the section reference “6.02(d)” in the second line of the penultimate paragraph of such Section and replacing it with the section reference “6.02(e)”, and adding a new subsection (c) to read in full as follows:

“(c) concurrently with the delivery of the financial statements referred to in Section 6.01(c), a duly completed report signed by a Responsible Officer of the Borrower which shall include a schedule of cost saving initiatives identified by the Borrower in the three-year financial plan provided to the Administrative Agent prior to the Amendment No. 5 Effective Date (the “Plan”), together with a summary of costs savings for the monthly period covered by such report, a comparison of such cost savings to the expected cost savings identified in the Plan for such month and on a year-to-date basis, and management’s discussion and analysis of the major variances to such Plan, in form and substance reasonably acceptable to the Administrative Agent;”

(j) Article VI of the Credit Agreement is hereby amended by adding the following phrase at the end of subsection (d) of Section 6.03:

“, including any determination, if any, of the retroactive adjustment required to be paid by the Borrower pursuant to Section 2.10(b)”.

(k) Article VI of the Credit Agreement is hereby further amended by deleting the number “$3,000,000” in Section 6.15(b) and replacing it with the number “$1,000,000” and adding at the end of such Section before the period a proviso to read as follows:

“; provided that the Company shall have 90 Business Days after the Amendment No. 5 Effective Date to furnish any Local Law Perfection Documents required to be delivered as a result of Amendment No. 5”.

(l) Article VII of the Credit Agreement is hereby further amended by deleting the number “$80,000,000” in Section 7.02(b)(A) and replacing it with the number “$130,000,000”.

(m) Article VII of the Credit Agreement is hereby further amended by amending and restating subsection (D)(2) of Section 7.03(n) to read in full as follows:

“(2) immediately after giving effect to such purchase or other acquisition, (x) the Borrower and its Subsidiaries shall be in pro forma compliance with all of the covenants set forth in Section 7.10 and (y) the Consolidated Leverage Ratio shall be

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less than or equal to 4.50:1.00, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 6.01(a) or (b) as though such purchase or other acquisition had been consummated as of the first day of the fiscal period covered thereby;”

(n) Article VII of the Credit Agreement is hereby further amended by amending and restating subsection (f) of Section 7.05 to read in full as follows:

“(f) Dispositions of equipment or real property (or any interest therein) or IP Rights (other than licenses of IP Rights) to the extent the proceeds of such Disposition are used to repay the Loans pursuant to Section 2.05(b)(ii);”

(o) Article VII of the Credit Agreement is hereby further amended by amending and restating subsection (j) of Section 7.05 in full to read as follows:

“(j) Dispositions of a business line or segment, provided that the aggregate assets to be transferred or utilized in a business line or segment to be so Disposed, combined with all other assets transferred and all other assets utilized in all other business lines or segments Disposed of during such fiscal quarter and the immediately preceding 3 fiscal quarters, other than Dispositions included as part of the 17% Test referred to below, shall not constitute more than 3% of consolidated total assets at the end of the most recently ended fiscal year (the “3% Test”); provided that, in addition to the foregoing, during the period from the Amendment No. 5 Effective Date through December 31, 2007 (the “Specified Period”), the Borrower may make additional Dispositions of a business line or segment in an aggregate amount not to exceed 17% of consolidated total assets at the end of the most recently ended fiscal year (the “17% Test”) when combined with all such Dispositions made during the Specified Period, other than Dispositions included as part of the 3% Test;”

(p) Article VII of the Credit Agreement is hereby further amended by amending clause (x) of Section 7.05(q) to read in full as follows:

“(x) any Permitted Sale and Leaseback Transactions in an aggregate amount not to exceed $175,000,000; provided the proceeds of such Dispositions are used to repay the Loans pursuant to Section 2.05(b)(ii); and”

(q) Article VII of the Credit Agreement is hereby further amended by amending and restating subsections (d) and (e) of Section 7.06 to read in full as follows:

“(d) Holdings and the Borrower may purchase, redeem or otherwise acquire or retire for value any Equity Interests of Holdings or any Subsidiary of the Borrower held by any current or former director, officer, consultant or employee of the Borrower, Holdings or any Subsidiary, or their estates or the beneficiaries of such estates, (i) in an amount not to exceed $3,000,000 in any fiscal year; provided that, for Restricted Payments made on or after the Amendment No. 5 Effective Date, the Consolidated Leverage Ratio shall be equal to or less than 4.50:1.00 (both before and after giving effect to the Restricted Payments made pursuant to this Section 7.06(d)(i)); provided further that the principal amount of any such Equity Interest that is sold, transferred or reissued for value by Holdings or the Borrower to a replacement director, officer, consultant or employee of Borrower, Holdings or any Subsidiary within such fiscal year shall be subtracted from such

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amount; and provided further the Borrower may carry over and so utilize in subsequent fiscal years the portion of such $3,000,000 not utilized in any prior year so long as the aggregate amount so utilized in any fiscal year, including the $3,000,000 otherwise available during such year, does not exceed $10,000,000 and (ii) in an amount not to exceed $3,000,000 for Restricted Payments in connection with the termination of certain employees;

(e) the Borrower or any of its Subsidiaries may make Restricted Payments to Holdings the proceeds of which shall be used by Holdings (i) to satisfy its payment obligations under the Vestar Management Agreement and the SCC Holding Management Agreement; provided that (x) with respect to management fee payments made for management services performed during and after fiscal year 2007, the Consolidated Leverage Ratio shall be equal to or less than 4.50:1.00 (both before and after giving effect to the Restricted Payments made pursuant to this Section 7.06(e)(i)) and (y) that the aggregate amount of such Restricted Payments, together with any other direct or indirect payments by the Borrower or any of its Subsidiaries on account of such management agreements shall not exceed $3,300,000 plus expenses with respect to any fiscal year or (ii) to pay Holdings’s actual out-of-pocket administrative and operating fees and expenses so long as Holdings has no operations and no Investments other than its ownership of Equity Interests of the Borrower and cash or Cash Equivalents; provided that the aggregate amount of all such Restricted Payments pursuant to this clause (ii) in any calendar year shall not exceed $1,000,000;”

(r) Section 7.10(a) of the Credit Agreement is hereby amended by replacing the ratios for the periods from December 31, 2006 through December 31, 2009 in the table therein with the following ratios:

Fiscal Year	March 31	June 30	September 30	December 31
2006				1.15:1.00
2007	1.15:1.00	1.15:1.00	1.25:1.00	1.50:1.00
2008	1.75:1.00	2.00:1.00	2.25:1.00	2.25:1.00
2009	2.25:1.00	2.25:1.00	2.25:1.00	2.50:1.00

(s) Section 7.10(b) of the Credit Agreement is hereby amended by replacing the ratios for the periods from December 31, 2006 through December 31, 2009 in the table therein with the following ratios:

Fiscal Year	March 31	June 30	September 30	December 31
2006				9.75:1.00
2007	9.75:1.00	9.25:1.00	8.75:1.00	7.25:1.00
2008	6.00:1.00	5.25:1.00	4.75:1.00	4.50:1.00
2009	4.50:1.00	4.50:1.00	4.00:1.00	3.50:1.00

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(t) Section 7.10 of the Credit Agreement is hereby further amended by redesignating subsection (c) as subsection (d) and by adding a new clause (c) to read in full as follows:

“(c) Consolidated Senior Leverage Ratio. Until the principal amount of Senior Debt outstanding on the Amendment No. 5 Effective Date is reduced by $250,000,000, permit the Consolidated Senior Leverage Ratio, on the last day of any quarter ending during any fiscal year set forth below, or on any day during the immediately following fiscal quarter (other than the last day thereof) to be greater than the ratio set forth below for such fiscal quarter:

Fiscal Year	March 31	June 30	September 30	December 31
2006	—	—	—	7.00:1.00
2007	7.00:1.00	6.00:1.00	5.00:1.00	4.00:1.00
2008	4.00:1.00	4.00:1.00	4.00:1.00	4.00:1.00
2009	4.00:1.00	4.00:1.00	4.00:1.00	3.25
2010	3.25	3.25	3.25	3.25
2011	3.25	—	—	—

(u) Article VII of the Credit Agreement is hereby further amended by amending clause (x) of Section 7.13 (prior to the proviso) to read as follows:

“(x) with the proceeds of any Permitted Refinancing Subordinated Indebtedness or with the proceeds of any Indebtedness incurred pursuant to Section 7.02(b)(O) or with the proceeds of any Permitted Sale and Leaseback Transaction to the extent permitted to be applied to the Second Lien Facility pursuant to Section 2.05(b)(ii);”.

SECTION 2. Conditions of Effectiveness. (a) This Amendment (other than Section 1) shall become effective as of the date first written above (the “Amendment No. 5 Effective Date”) when the Administrative Agent shall have received counterparts of (i) this Amendment executed by the Borrower and the Required Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment and (ii) the Consent (the “Consent”) substantially in the form of Exhibit A attached hereto and executed by each of the Loan Parties (other than Holdings and the Borrower), and Section 1 shall become effective as of the date first written above when, and only when:

(i) Amendment No. 5 Effective Date. The Amendment No. 5 Effective Date shall have occurred.

(ii) Payment of Fees and Expenses. The Borrower shall have paid (i) all reasonable out-of-pocket costs and expenses (including the reasonable fees, charges and disbursements of counsel to the Administrative Agent invoiced to the Borrower in reasonable detail) incurred in connection with the preparation, negotiation and execution of this Amendment to the extent invoiced, and (ii) such fees as have been separately agreed among the Borrower, the Administrative Agent and Banc of America Securities LLC.

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(iii) Payment of Amendment Fee. The Borrower shall have paid for the benefit of each Lender executing this Amendment on or before 12:00 noon Eastern time on December 21, 2006, a fee equal to 0.25% of the aggregate Loans and Commitments of each such Lender.

(iv) No Default. After giving effect to this Amendment, no Default shall have occurred and be continuing, or would occur as a result of the transactions contemplated by this Amendment

(b) Condition Subsequent; Repayment of Revolving Credit Loans. Simultaneously with the extension of credit in respect of the Additional Second Lien Loans, the Borrower hereby agrees to repay the Revolving Credit Loans with the Net Cash Proceeds of the Additional Second Lien Loans.

SECTION 3. Representations and Warranties. Each of Holdings and the Borrower represents and warrants as follows:

(a) The execution, delivery and performance by it of this Amendment, the execution, delivery and performance of the Consent by the Loan Parties signatory thereto and the performance of each Loan Party of each Loan Document (as amended by this Amendment) to which such Person is a party, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of such Person’s Organization Documents; (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (A) any material Contractual Obligation to which such Person is a party or affecting the properties of such Person or any of its Subsidiaries other than as contemplated hereby or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate in any material respect any Law applicable to such Loan Party or its properties.

(b) This Amendment and the Consent, when delivered hereunder, will have been duly executed and delivered by each Loan Party that is party thereto. This Amendment and the Consent, as applicable, when so delivered, will constitute a legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally, and subject to equitable principles of general application.

SECTION 4. Reference to and Effect on the Credit Agreement, the Notes and the Loan Documents. (a) On and after the Amendment No. 5 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment.

(b) The Credit Agreement, the Notes and each of the other Loan Documents, in each case as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Each of Holdings and the Borrower hereby (i) confirms and continues the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party and (ii) acknowledges and agrees that the pledge and security interest in the

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Collateral granted by it pursuant to such Collateral Documents shall be in favor of the Collateral Agent and shall continue to secure the Obligations. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations (on the terms set forth in the Collateral Documents) of such Person under the Loan Documents, in each case as amended by this Amendment.

(c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

SECTION 5. Costs, Expenses. The Borrower agrees to pay all reasonable out-of-pocket costs and expenses of the Administrative Agent incurred in connection with the preparation, execution, delivery and any modification of this Amendment and the other instruments and documents to be delivered by any Loan Party hereunder (including, without limitation, the reasonable fees and expenses of external counsel for the Administrative Agent invoiced to the Borrower in reasonable detail) in accordance with the terms of Section 11.04 of the Credit Agreement.

SECTION 6. Consent to Additional Second Lien Loans. Notwithstanding anything to the contrary in Section 6.02(b) of the Intercreditor Agreement, the Administrative Agent and the Lenders hereby consent to the incurrence by the Borrower of the Additional Second Lien Loans in an aggregate principal amount not to exceed $50,000,000.

SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SOLO CUP COMPANY

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President and CEO

SOLO CUP INVESTMENT CORPORATION

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President and CEO

Project Java – Amendment No. 5

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Project Java – Amendment No. 5

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A., as Revolving Credit Lender,
L/C Issuer and Swing Line Lender

By:
Name:
Title:

Project Java – Amendment No. 5

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

BANK OF AMERICA, N.A., as Term Lender

By:
Name:
Title:

Project Java – Amendment No. 5

[Please type or print name of institution]

By
Title:

Project Java – Amendment No. 5

Exhibit A

CONSENT AND CONFIRMATION

Dated as of December 22, 2006

Each of the undersigned hereby consents to the Amendment No. 5 to the Credit Agreement dated as of the date hereof among SOLO CUP COMPANY, a Delaware corporation, SOLO CUP INVESTMENT CORPORATION, a Delaware corporation, the banks, financial institutions and other institutional lenders party thereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., as administrative agent for the Lenders (the “Amendment”; capitalized terms used herein but not otherwise defined herein shall have the respective meanings set forth in, or as incorporated by reference into, the Amendment and hereby confirms and agrees that (a) notwithstanding the effectiveness of such Amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of such Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import shall mean and be a reference to the Credit Agreement, as amended by such Amendment, (b) the pledge and security interest in the Collateral granted by it pursuant to the Collateral Documents to which it is a party is continued, (c) the pledge and security interest in the Collateral granted by it pursuant to such Collateral Documents shall be in favor of the Collateral Agent and shall continue to secure the Obligations, and (d) the Collateral Documents to which each of the undersigned is a party and all of the Collateral described therein do, and shall continue to, secure the payment of all of the Secured Obligations (in each case, as defined therein) on the terms set forth in the Collateral Documents.

SOLO MANAGEMENT COMPANY

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President and CEO

P.R. SOLO CUP, INC.

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President

SF HOLDINGS GROUP, INC.

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President and CEO

Project Java – Amendment No. 5

SOLO CUP OPERATING CORPORATION

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President and CEO

LILY-CANADA HOLDING CORPORATION

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President

SOLO MANUFACTURING LLC

By:	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President

Project Java – Amendment No. 5